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                             NationsBank Corporation
                          NationsBank (DE) Corporation

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                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of August 28, 1998

                       Supplementing the Indenture, dated
                        as of November 27, 1996, between
                           NationsBank Corporation and
                        The Bank of New York, as Trustee

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                              The Bank of New York,
                                     Trustee

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     FIFTH SUPPLEMENTAL INDENTURE, dated as of August 28, 1998 (the "Fifth
Supplemental Indenture"), among NationsBank Corporation, a North Carolina Corporation ("NationsBank"), NationsBank (DE) Corporation, a Delaware corporation ("NationsBank (DE)") and a direct wholly owned subsidiary of NationsBank, and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee") under the Indenture referred to herein;

     WHEREAS, NationsBank and the Trustee heretofore executed and delivered an Indenture, dated as of November 27, 1996 (the "Indenture"); and

     WHEREAS, pursuant to the Indenture, NationsBank issued and the Trustee authenticated and delivered one or more series of NationsBank's unsecured junior subordinated debt securities (the "Securities"); and

     WHEREAS, NationsBank and BankAmerica Corporation, a Delaware corporation ("BankAmerica"), have entered into the Agreement and Plan of Reorganization, dated as of April 10, 1998, pursuant to which (i) NationsBank will merge (the "Reincorporation Merger") with and into NationsBank (DE), in accordance with the terms and conditions of the Plan of Reincorporation Merger by and between NationsBank and NationsBank (DE), dated as of August 3, 1998, with NationsBank
(DE) as the surviving corporation in the Reincorporation Merger, and (ii) BankAmerica will thereafter merge (the "Merger," and together with the Reincorporation Merger, the "Reorganization") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Merger; and

     WHEREAS, the Reorganization is expected to be consummated on September 30, 1998; and

     WHEREAS, Section 10.01 of the Indenture provides that in the case of the Reorganization, NationsBank (DE) shall expressly assume by supplemental indenture all the obligations under the Securities and the Indenture on the part of NationsBank to be performed or observed; and

     WHEREAS, Section 9.01(a) of the Indenture provides that NationsBank and the Trustee may amend the Indenture and the Securities without notice to or consent of any holders of the Securities in order to comply with Article Ten of the Indenture; and

     WHEREAS, this Fifth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of NationsBank (DE) and NationsBank.


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     NOW, THEREFORE, NationsBank (DE), NationsBank and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

                                    ARTICLE I
                       ASSUMPTION BY SUCCESSOR CORPORATION

     SECTION 1.1. Assumption of the Securities. NationsBank (DE) hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities of all series in accordance with the terms of each series, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by NationsBank.

     SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this Fifth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.1. Effect of Supplemental Indenture. Upon the later to occur of
(i) the execution and delivery of this Fifth Supplemental Indenture by NationsBank (DE), NationsBank and the Trustee and (ii) the consummation of the Reincorporation Merger, the Indenture shall be supplemented in accordance herewith, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This Fifth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Fifth Supplemental Indenture shall henceforth be read and construed together.

     SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Fifth Supplemental Indenture is in all respects confirmed and preserved.

     SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any


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provision of the Trust Indenture Act ("TIA") that is required under the TIA to be part of and govern any provision of this Fifth Supplemental Indenture, the provision of the TIA shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Fifth Supplemental Indenture, as the case may be.

     SECTION 2.6. Severability. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     SECTION 2.8. Headings. The Article and Section headings of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 2.9. Benefits of Fifth Supplemental Indenture, etc. Nothing in this Fifth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Securities.

     SECTION 2.10. Successors. All agreements of NationsBank (DE) in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

     SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of NationsBank and NationsBank (DE), and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Fifth Supplemental Indenture.

     SECTION 2.12. Certain Duties and Responsibilities of the Trustees. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to


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the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 2.13. Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 2.14. Counterpart originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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     IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental
Indenture to be duly executed as of the date first written above.


                                           NationsBank (DE) Corporation


                                           By: /s/ John E. Mack
                                               ---------------------------------
                                                   Name:  John E. Mack
                                                   Title:  Senior Vice President


                                           NationsBank Corporation


                                           By: /s/ John E. Mack
                                               ---------------------------------
                                                   Name:  John E. Mack
                                                   Title:  Senior Vice President


                                           The Bank of New York, as Trustee


                                           By: /s/ Sandra Carreker
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                                                   Name: Sandra Carreker
                                                   Title: Agent

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